SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 25, 2002

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telphone number, including area code	(781) 749-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

        On January 25, 2002, The Bank of Tokyo-Mitsubishi Trust Company approved an extension of its Revolving Credit Agreement dated as of January 25, 1994, First Amendment dated as of November 21, 1995, Second Amendment dated as of April 18, 1996, and Third Amendment dated as of January 29, 1999, between The Talbots, Inc. (“Talbots”) as borrower, and The Bank of Tokyo-Mitsubishi Trust Company. The expiration date of such Revolving Credit Agreement is extended until January 28, 2004.

        On January 28, 2002, The Dai-Ichi Kangyo Bank, Limited approved an extension of its Revolving Credit Agreement made as of January 25, 1994, First Amendment dated November 21, 1995 and Second Amendment dated April 18, 1996, between Talbots and The Dai-Ichi Kangyo Bank, Limited. The expiration date of such Revolving Credit Agreement is extended until January 28, 2004.

        On January 28, 2002, Sumitomo Mitsui Banking Corporation as successor to The Sakura Bank, Limited approved an extension of its Revolving Credit Agreement dated as of January 25, 1994, as amended, between Talbots and Sumitomo Mitsui Banking Corporation. The expiration date of such Revolving Credit Agreement is extended until January 28, 2004.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit 99.1	Acceptance of Extension dated January 25, 2002 from The Bank of Tokyo-Mitsubishi Trust Company to The Talbots, Inc.

Exhibit 99.2	Confirmation of Extension dated January 28, 2002 from The Dai-Ichi Kangyo Bank, Limited to The Talbots, Inc.

Exhibit 99.3	Acceptance of Extension dated January 28, 2002 from Sumitomo Mitsui Banking Corporation to The Talbots, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2002	THE TALBOTS, INC. By: CAROL GORDON STONE —————————————— Carol Gordon Stone Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit 99.1	Acceptance of Extension dated January 25, 2002 from The Bank of Tokyo-Mitsubishi Trust Company to The Talbots, Inc.

Exhibit 99.2	Confirmation of Extension dated January 28, 2002 from The Dai-Ichi Kangyo Bank, Limited to The Talbots, Inc.

Exhibit 99.3	Acceptance of Extension dated January 28, 2002 from Sumitomo Mitsui Banking Corporation to The Talbots, Inc.